Exhibit 10.35(b)

CORPORATE GUARANTEE

THIS GUARANTEE (the “Guarantee”) is made and entered into as of July 1, 2003 by Aames Financial Corporation (“Guarantor”) to and for the benefit of Countrywide Warehouse Lending and its successors and assigns (“Lender”).

RECITALS

A.

Subject to the terms and conditions of the Revolving Credit and Security Agreement dated as of July 1, 2003 (the “Agreement”), Lender has agreed to extend credit to Aames Capital Corporation and Aames Funding Corporation (jointly, the “Borrower”) in the form of a warehouse line of credit. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

B.	As a condition precedent to Lender's obligation to extend such credit, Guarantor is required to execute and deliver this Guarantee to Lender.

NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.	Guarantee of Obligations. Guarantor hereby irrevocably and unconditionally guarantees:

(a)

the payment when due, upon maturity, acceleration or otherwise, of all obligations of Borrower to Lender under the Principal Agreements, however evidenced, whether now existing or hereafter created or arising, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined; and

(b)

the prompt, full and faithful performance and discharge by Borrower of each and every term, condition, agreement, representation and warranty on the part of Borrower contained in the Principal Agreements,

(collectively and severally, the “Obligations”), whether or not (a) such Obligations are from time to time reduced or extinguished and thereafter increased or incurred; (b) Borrower may be liable individually or jointly with others; (c) recovery upon such Obligations may be or hereafter become barred by any statute of limitations; and (d) such Obligations may be or hereafter become unenforceable.

2.

Not Affected by Bankruptcy of Borrower. Guarantor irrevocably and unconditionally guarantees the payment of Obligations, whether or not due or payable by Borrower, upon (a) the dissolution, insolvency or business failure of, or any assignment for the benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against Borrower or Guarantor, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Borrower or Guarantor, and unconditionally promises to pay such Obligations to Lender, or order, on demand, in lawful money of the United States.

3.

Modification of Principal Agreements. Guarantor authorizes Lender (whether or not after termination of this Guarantee), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guarantee or the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, Borrower or other obligors. Lender may, without notice to or the further consent of Borrower or Guarantor, assign this Guarantee in whole or in part to any person acquiring an interest in the Obligations.

4.

Independent Obligation. The obligations of Guarantor hereunder are independent of the Obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Borrower and whether or not Borrower is joined in any such action. Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Borrower or other circumstance that operated to toll any statute of limitations as to Borrower shall operate to toll the statute of limitations as to Guarantor.

5.

Primary Obligation. This Guarantee is one of payment and performance, not of collection, and is the primary obligation of the undersigned. Guarantor waives any right to require Lender to (a) proceed against Borrower or any other party; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Lender’s power whatsoever. Guarantor waives any personal defense based on or arising out of any personal defense of Borrower other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of Borrower, or the invalidity or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Obligations. Lender may, at its election, exercise any right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been paid. Guarantor waives any defense against Lender arising out of any such election, even if such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any security.

6.

Waiver of Rights Against Borrower. Guarantor hereby waives any claim or other rights that Guarantor may now have or may hereafter acquire against Borrower or any other guarantor of all or any of the Obligations that arise from the existence or performance of Guarantor’s obligations under this Guarantee or any other Principal Agreement (as such claims and rights being referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy that Lender has against Borrower or any collateral that Lender now has or hereafter acquires for the Obligations (including without limitation the Collateral), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of Guarantor’s Conditional Rights and either (a) such amount is paid to Guarantor at any time when the Obligations shall not have been paid or performed in full, or (b) regardless of when such amount is paid to Guarantor, any payment made by Borrower to Lender is at any time determined to be a preferential payment, then such amount paid to Guarantor shall be deemed to be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied upon the Obligations, whether matured or unmatured, in such order and manner as Lender, in its sole discretion, shall determine. To the extent that any of the provisions of this Section 6 shall not be enforceable, Guarantor agrees that until such time as the Obligations have been paid and performed in full and the period of time has expired during which any payment made by Borrower or Guarantor to Lender may be determined to be a preferential payment, Guarantor’s Conditional Rights to the extent not validly waived shall be subordinate to Lender’s right to full payment and performance of the Obligations and Guarantor shall not seek to enforce Guarantor’s Conditional Rights during such period.

7.

Subordination of Debt. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Obligations. Guarantor agrees that, until the Obligations have been fully satisfied, it will not seek, accept or retain for its own accounts, any payment from Borrower or any of its subsidiaries on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received in trust for Lender and shall be paid over to Lender without impairing or releasing the obligations of Guarantor hereunder.

8.

Release of Guarantor’s Obligation. Lender shall be entitled to seek recourse from Guarantor under this Guarantee upon any default of Borrower under the Principal Agreements, as any such default is determined by Lender in its sole and reasonable discretion. This Guarantee shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to Guarantor until all Obligations shall have been fully paid and Lender shall have no further obligation to make any Advances to Borrower under the Principal Agreements. No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against Guarantor, or the fact that at any time or from time to time all the Obligations may have been paid in full, shall release or discharge Guarantor. The liability of Guarantor hereunder is exclusive and independent of any security for or other guarantee of the Obligations, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected, impaired or released by (a) any direction of application of payment by Borrower or by any other party; (b) any other guarantee, undertaking or maximum liability of Guarantor or of any other party as to the Obligations; (c) any payment on or in reduction of any other guarantor of the Obligations; (d) any revocation or release of any obligations of any other guarantor of the Obligations; (e) any dissolution, termination or increase, decrease or change in personnel of Guarantor; (f) any payment made to Lender on the Obligations that any of such persons repay to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of Guarantor’s obligations hereunder by reason of any such proceeding; (g) any acceptance by Lender of any new or renewal note of Borrower, or of any security or collateral for, or other guarantors or obligors upon, any Obligation; (h) any change, modification or amendment of the Principal Agreements; (i) any failure, neglect or omission to perfect, protect, secure or insure any of the foregoing security interests, liens or encumbrances or the properties, or interest in properties, subject thereto; (j) the granting of credit by Lender to Borrower in excess of the amount initially set forth in the Principal Agreements; (k) any change in Borrower’s name or the merger of Borrower into another corporation; or (l) any act of commission or omission of any kind or at any time upon the part of Lender with respect to any matter whatsoever, other than the execution and delivery by Lender to Guarantor of an express written release or cancellation of this Guarantee.

9.

Financial Statements. Commencing on the Effective Date under the Agreement, and within thirty (30) days following the last day of each of the first two months of any fiscal quarter, forty-five (45) days following the last day of each quarter end (except the fourth fiscal quarter) and ninety (90) days of each fiscal year end, Guarantor agrees to provide Lender, on a prompt basis, with interim financial statements together will all other financial information requested by Lender with sufficient detail as to consolidated financials for Guarantor. Guarantor represents and warrants that the financial statements provided to Lender on or prior to the Effective Date, and the financial statements provided on any date subsequently requested by Lender, have in each case been prepared in conformity with GAAP consistently applied and present fairly the financial position and assets and liabilities of Guarantor as of the dates and periods specified therein. Guarantor further agrees that no material portion of the assets of Guarantor represented on such financial statement shall (a) be sold, transferred or otherwise disposed of for less than fair value without prior written notice to Lender or (b) pledged or encumbered to any Person without prior written notice to Lender. For purposes of the foregoing sentence, any sale, transfer or disposal of the assets of Guarantor or pledge or encumbrance of such assets, in any case, which is equal to or greater than ten percent (10%) of Guarantor’s Tangible Net Worth shall be deemed “material.”

10.	Representations and Warranties of Guarantor. Guarantor hereby represents, warrants and agrees that:

(a)

Guarantor (i) is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to so be in good standing could have a material adverse effect on Guarantor or its property and/or its business or on Guarantor’s ability to pay or perform the Obligations or its obligations hereunder; (b) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do; (c) is in compliance with all requirements of law and contractual obligations to the extent that failure to comply could have a material adverse effect on Guarantor or its property and/or business or on the ability to pay or perform the Obligations or its obligations hereunder; and (d) has reviewed and approved the Principal Agreements;

(b)

Guarantor has the corporate power and authority and the legal right to execute, deliver and perform this Guarantee and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee. This Guarantee has been duly executed and delivered on behalf of Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms;

(c)

The execution, delivery and performance by Guarantor of this Guarantee will not violate any requirement of law or any contractual obligation of Guarantor to the extent that failure to comply could have a material adverse effect on Guarantor or its property and/or its business or on the ability to pay or perform the Obligations or its obligations hereunder;

(d)	Guarantor shall not permit its consolidated net worth determined in accordance with GAAP to be less than $34,000,000; and

(e)	Guarantor shall maintain at all times cash of Cash Equivalents as defined in the Credit Agreement with Borrower an amount equal to $17,500,000; and

(f)

Guarantor’s Total Liabilities and Warehouse Debt (Warehouse Debt is inclusive of outstandings on warehouse lines, repurchase facilities or other off balance sheet financing to Tangible Net Worth shall not exceed 12:1 (for purposes of this paragraph, Guarantor’s Total Liabilities shall exclude the Guarantor’s accrued dividends on the preferred stock; and Guarantor’s Tangible Net Worth shall include the Guarantor’s accrued dividends on the preferred stock); and

(g)

Guarantor shall not, without the prior written approval of Lender, (a) declare or pay any dividends upon its shares of stock now or hereafter outstanding, except dividends payable in the capital stock of Borrower, or make any distribution of assets to its shareholders, whether in cash, property or securities, or (b) acquire, purchase, redeem or retire shares of its capital stock now or hereafter outstanding for value; provided, however, that the term “dividends” as used in this section will not include ordinary and necessary business and administrative expenses which are paid for the direct benefit of Borrower or Guarantor for which either seeks reimbursement from the other

11.	General.

(a)

Entire Agreement. This Guarantee contains the entire agreement between Guarantor and Lender, is the final expression of their intentions and supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof. No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by Lender or relied upon by Guarantor in connection with the execution hereof.

(b)	Amendments. No modification, waiver, amendment, discharge or change of this Guarantee shall be valid unless the same is in writing and signed by Lender.

(c)

Costs and Expenses. In addition to the Obligations, Guarantor agrees to pay all costs and expenses, including, without limitation, attorneys’ fees, incurred by Lender and its Custodian in enforcing this Guarantee in any action or proceeding arising out of, or relating to, this Guarantee.

(d)	No Assignment. This Guarantee may not be assigned by Guarantor.

(e)

Successors and Assigns. This Guarantee and the liability and obligations of Guarantor hereunder are binding upon Guarantor and its successors and assigns, and this Guarantee inures to the benefit of and is enforceable by Lender and its successors, transferees and assigns.

(f)

No Waiver. No right or power of Lender hereunder shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Lender.

(g)

Waiver of Notice. Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of non-performance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee and notices of the existence, creation or incurring of new or additional Obligations. Guarantor assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

(h)

Taxes. All payments made by Guarantor under this Guarantee shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature.

(i)	Cooperation. Guarantor agrees to execute any and all further documents, instruments and agreements as Lender from time to time reasonable requests to evidence Guarantor’s obligations hereunder.

(j)	Governing Law. This Guarantee shall be deemed to be made under and shall be governed by the laws of the State of California without reference to principles of conflict of laws.

(k)

Invalidity. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

(l)

Agreement to Arbitrate Claims. Upon written request by either party that is submitted according to the applicable rules for arbitration, any claim, demand or cause of action, which arises out of or is related to this Guarantee (collectively “Claims”), shall be resolved by binding arbitration in the County of Los Angeles, California, in accordance with (i) the Federal Arbitration Act; (ii) the Code of Procedure (“Code”) of the National Arbitration Forum (“NAF”) and (iii) this Guarantee, which shall control any inconsistency between it and the Code. Notwithstanding the foregoing, claims for injunctive or other relief for intellectual property violations, unfair competition and/or the use or unauthorized disclosure of trade secrets, inventions or other confidential information, shall be excluded from this agreement to arbitrate (“Excluded Claims”). The NAF shall provide each party a list of arbitrators and each party shall have the right to strike one name. The number of arbitrators on the list will be the number of parties plus one. The decision of an arbitrator on any Claims submitted to arbitration shall follow applicable substantive law and be in writing setting forth the findings of fact and law and the reasons supporting the decision. Such decision shall be final and binding upon the parties, subject to the right of appeal described below. Judgment upon any arbitration award may be entered in any court having jurisdiction. The arbitrator has exclusive authority to resolve any dispute relating to the applicability or enforceability of this Guarantee, including the provisions of this section. Either party shall have the right to appeal to the appropriate court any errors of law in the decision rendered by the arbitrator. After a demand for arbitration is made, each party may conduct a limited number of depositions (including the production of documents) by mutual agreement or as permitted by the arbitrator. In the event of any lawsuit or other proceeding relating to an Excluded Claim, both parties agree to submit to jurisdiction in California and further agree that any cause of action relating to an Excluded Claim shall be brought in the state or federal courts in the County of Los Angeles, California.

IN WITNESS WHEREOF, the undersigned has executed this Guarantee as of the date first above written.

Aames Financial Corporation

By:____________________________
Name:__________________________
Title:___________________________
Address:________________________